Exhibit 99.2

SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF NASSAU

IN RE CABLEVISION SYSTEMS CORPORATION OPTIONS BACKDATING LITIGATION	Index No. 06/12743 Hon. Stephen A. Bucaria

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF NEW YORK

IN RE CABLEVISION SYSTEMS CORP. SHAREHOLDER DERIVATIVE LITIGATION	Master File No. 06-cv-4130-DGT-AKT

STIPULATION AND AGREEMENT OF SETTLEMENT

                This Stipulation of Settlement dated as of June 4, 2008, including the exhibits annexed hereto, (the “Stipulation”) is made and entered into by and among the Plaintiffs, Cablevision Systems Corporation, the Special Litigation Committee of Cablevision Systems Corporation, and the Settling Defendants (all as defined below, and collectively, the “Parties”), by and through their respective counsel of record in the above-captioned actions (the “Litigation”).  The Stipulation is intended by the Parties to fully, finally and forever resolve, discharge and settle the Released Claims (defined herein at paragraph 1.1(o)), upon and subject to the terms and conditions hereof.  The settlement contemplated by this Stipulation is referred to herein as the “Settlement.”

BACKGROUND

A.            The Litigation involves derivative claims asserted on behalf of nominal defendant Cablevision Systems Corporation (“Cablevision” or the “Company”), as well as individual claims asserted on behalf of a class of Cablevision shareholders, against certain of Cablevision’s current and former officers and directors arising out of alleged misconduct relating to Cablevision’s stock option dating practices.

B.            On August 8, 2006, Cablevision announced that it had undertaken a voluntary review of its past practices in connection with grants of stock options and stock appreciation rights (“SARs”) and, as a result of that review, had determined that the date and exercise price assigned to a number of its stock option and SAR grants during the 1997-2002 period did not correspond to the actual grant date and closing price of Cablevision’s common stock on that day.

C.            In response to Cablevision’s August 8, 2006 announcement, five shareholder derivative lawsuits were filed in the Supreme Court of the State of New York, County of Nassau — Teamsters Local 456 Annuity Fund v. Dolan, et al. (Index No. 06/012743); Greenbaum v. Bell, et al. (Index No. 06/12836); Schulman v. Dolan, et al. (Index No. 06/013982); Cohen v. Dolan, et al. (Index No. 06/013985); and Spitz v. Ferris, et al. (Index No. 06/14451) — alleging that certain officers and directors of Cablevision had engaged in misconduct relating to Cablevision’s stock option dating practices.  On October 30, 2006, Teachers’ Retirement System of Louisiana, which was represented by the firm of Grant & Eisenhofer P.A. and was plaintiff in an action captioned Teachers’ Retirement System of Louisiana v. James L. Dolan, et al. (Case No. 2353-N) in the Delaware Court of Chancery alleging substantially similar claims, moved to intervene in the Nassau County actions.  On November 13, 2006, the Court entered an Order of Consolidation whereby the five lawsuits were consolidated into In re Cablevision Systems Corporation Options Backdating Litigation (Index No. 06/012743) for all purposes (the “State Action”).  On November 14, 2006, the Court granted Teachers’ Retirement System of Louisiana’s motion to intervene.  Subsequently, by order dated December 1, 2006, the Court appointed Teachers’ Retirement System of Louisiana, Teamsters Local 456 Annuity Fund,

Robert Greenbaum, and Toby Spitz as lead plaintiffs; appointed the law firm of Grant & Eisenhofer P.A. as lead counsel for the plaintiffs; and appointed the law firms of Saxena White P.A., Schiffrin & Barroway LLP (now known as Schiffrin Barroway Topaz & Kessler LLP), and Shapiro Haber & Urmy LLP as co-lead counsel for the plaintiffs in the State Action.

D.            Also in response to Cablevision’s August 8, 2006 announcement, three shareholder derivative lawsuits were filed in the United States District Court for the Eastern District of New York — Wandel v. Ferris, et al. (Civil Action No. CV-06-4130) and Fulco v. Dolan, et al. (Civil Action No. CV-06-4180) (both filed August 18, 2006) and Milgraum v. Dolan, et al. (Civil Action No. CV-06-4740) (filed August 30, 2006) — alleging that certain officers and directors of Cablevision had engaged in misconduct relating to Cablevision’s stock option dating practices.  Patricia L. Fulco, one of the first-filed plaintiffs, was represented by the firm of Wolf Haldenstein Adler Freeman and Herz LLP.  On November 2, 2006, the United States District Court entered an Order of Consolidation whereby these lawsuits were consolidated with three additional shareholder derivative lawsuits — Bassman v. Dolan, et al. (Civil Action No. CV-06-5479); Heffner v. Hochman, et al. (Civil Action No. CV-06-5409); and Plumbers Local 267 Pension Fund v. Dolan, et al. (Civil Action No. CV-06-5319).  All six of these cases were consolidated into In re Cablevision Systems Corporation Shareholder Derivative Litigation (Master File No. CV-06-4130-DGT-AKT) for all purposes (the “Federal Action”).  Subsequently, on November 13, 2006, the United States District Court appointed the law firms of Wolf Haldenstein Adler Freeman and Herz LLP and Lieff, Cabraser, Heimann & Bernstein LLP as co-lead counsel for the plaintiffs in the Federal Action, with the law firms of Federman & Sherwood, Provost & Umphrey Law Firm LLP, Keller Rohrback LLP, Lockridge

Grindal Nauen PLLP, and Zimmerman, Levi & Korsinsky LLP serving as co-counsel for the plaintiffs in the Federal Action.

E.             On September 21, 2006, Cablevision issued restated financial statements for the years ended December 31, 2005, 2004, and 2003, all quarterly periods in 2005 and 2004, and the quarter ended March 31, 2006, wherein Cablevision adjusted previously recognized amounts of non-cash, stock-based compensation (expense) benefit related to, inter alia, stock option and SAR grants that had been misdated and/or improperly accounted for, and made adjustments to previously recognized income tax benefit as a result of stock options which did not qualify as deductible, performance-based compensation.  The restatement resulted in a cumulative reduction of Cablevision’s after-tax net income by more than $89 million, and reduced Cablevision’s net operating loss carry-forward by $86.2 million for all tax years through December 31, 2004, and by another $2.2 million for the tax year ended December 31, 2005.

F.             On October 27, 2006, Cablevision’s Board of Directors formed a Special Litigation Committee (the “SLC”) consisting of two newly-appointed directors, Zachary W. Carter and Grover C. Brown, and adopted a resolution stating that the SLC, inter alia, had the full and sole authority and power to consider and determine whether or not prosecution of the claims asserted in the Litigation is in the best interest of Cablevision and its shareholders and what action Cablevision should take with respect to the claims, including, without limitation, whether to pursue such claims, whether to seek an extrajudicial resolution of such claims or whether to seek one or more orders from appropriate courts to dismiss or stay the Litigation.

G.            On November 27, 2006, a Consolidated Complaint was filed in the State Action by lead plaintiffs Teachers’ Retirement System of Louisiana, Teamsters Local 456 Annuity Fund, Toby Spitz, and Robert Greenbaum.  The Consolidated Complaint asserted derivative claims on behalf of Cablevision against certain current and former officers and directors for breach of the fiduciary duties of care and loyalty and for unjust enrichment, and asserted a claim against Cablevision’s former compensation consultant for aiding and abetting breaches of fiduciary duty.  The Consolidated Complaint also asserted direct class action claims on behalf of the named plaintiffs and other similarly-situated public shareholders of Cablevision, alleging that certain Defendants breached their fiduciary duty of candor in connection with Cablevision’s issuance of proxy statements on January 20, 1998; May 18, 1998; October 13, 2000; May 8, 2003; and April 28, 2006.

H.            On December 11, 2006, a Verified Consolidated Amended Derivative and Class Action Complaint was filed in the Federal Action, asserting claims on behalf of Cablevision against certain current and former officers and directors for violating Section 14(a) of the Securities and Exchange Act of 1934, breach of fiduciary duty, aiding and abetting breach of fiduciary duty, unjust enrichment, rescission, gross mismanagement, waste of corporate assets, abuse of control, insider selling and misappropriation of information, and disgorgement pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, as well as direct class action claims on behalf of the named plaintiffs and other similarly-situated public shareholders of Cablevision against certain current and former directors for breach of fiduciary duty.

I.              On January 14, 2008, an Amended Consolidated Complaint was filed in the State Action by named plaintiffs Teachers’ Retirement System of Louisiana, Toby Spitz, and NECA-IBEW Pension Trust Fund.  In connection with the filing of the Amended Consolidated Complaint, on or about January 16, 2008, Teamsters Local 456 Annuity Fund and Robert Greenbaum filed a Notice of Withdrawal from the State Action.

J.             On January 22, 2008, a Verified Consolidated Second Amended Derivative and Class Action Complaint was filed in the Federal Action, which added claims against several additional defendants (including Cablevision’s former compensation consultant) who were not initially named in the Verified Consolidated Amended Derivative and Class Action Complaint.

K.            Substantial document discovery has been provided by the Company to plaintiffs in both the State Action and the Federal Action, several non-parties have been subpoenaed, and two depositions have been taken in the State Action, but, absent this Settlement, considerable additional discovery and other proceedings remained to be conducted, which were anticipated to be costly and potentially lengthy in nature.

L.             The Parties, after extensive arm’s-length negotiations, which included two mediation sessions for certain parties before The Honorable (Ret.) Nicholas Politan, have agreed to settle the claims asserted in the Litigation against the Settling Defendants, on the terms and on the conditions set forth herein.  The Non-Settling Defendant is expressly not included in this Settlement, or in the releases provided herein.

M.           Plaintiffs, the SLC, and Cablevision each believe that a settlement at this juncture on the terms and on the conditions set forth herein is fair, reasonable, adequate, and in the best interests of the Plaintiffs, Cablevision, and the Settlement Class, considering the benefits conferred by the Settlement and the risks and expense of continued litigation.

N.            The Settling Defendants have denied, and continue to deny, any liability or wrongdoing with respect to any and all claims alleged in the Litigation or otherwise by the Plaintiffs or their counsel.  This Stipulation shall not and does not constitute any admission of liability or wrongdoing by any Settling Defendant.  Despite entering into this Settlement, the Settling Defendants continue to maintain that their conduct was proper, deny any fault or wrongdoing, and do not concede any infirmity in their defenses against the claims alleged in the Litigation.  While maintaining that their conduct was proper, denying any fault or wrongdoing, and without conceding any infirmity in their defenses against the claims alleged in the Litigation, the Settling Defendants and Cablevision consider it desirable that the claims against them in the Litigation be dismissed, subject to the terms and conditions herein, because the Settlement will eliminate the burden, expense, inconvenience, and distraction of continued litigation and will dispel any uncertainty that may exist as a result of the pendency of the Litigation.

THE SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, subject to approval of the Court pursuant to N.Y. Bus. Corp. L. § 626 and N.Y. C.P.L.R. § 908, for the good and valuable consideration set forth herein and conferred on Cablevision and its stockholders, all of the Released Claims (defined herein at paragraph 1.1(o)) are completely, fully, finally and forever compromised, settled and released, and the Litigation shall be dismissed as against the Settling Defendants, with prejudice, upon and subject to the terms and conditions set forth herein:

I.                                         DEFINITIONS

1.1          For purposes of this Stipulation:

(a)           “Board” means the Board of Directors of Cablevision, including all committees and subcommittees thereof.

(b)           “Court” means the Supreme Court of the State of New York, County of Nassau, the Honorable Stephen A. Bucaria presiding.

(c)           “Defendants” means Margaret A. Albergo, Raymond S. Andersen, Rand V. Araskog, William J. Bell, John Bickham, John Bier, Frank J. Biondi, Charles F. Dolan, James L. Dolan, Patrick F. Dolan, Thomas C. Dolan, Charles D. Ferris, Leo J. Hindery, Jr.,

Richard H. Hochman, Michael P. Huseby, Robert S. Lemle, Sheila A. Mahony, John Malone, Robert P. May, Victor Oristano, Hank J. Ratner, Thomas V. Reifenheiser, Andrew B. Rosengard, Thomas M. Rutledge, John R. Ryan, Joshua Sapan, Jonathan D. Schwartz, Brian G. Sweeney, Vincent Tese, Leonard Tow, and Marianne Dolan Weber, as well as Harvey Benenson and Lyons, Benenson & Company, John Tatta (deceased), the estate of Marc A. Lustgarten, and nominal defendant Cablevision.

(d)           “Effective Date” means the first date by which all of the events and conditions specified in paragraph 8.1 below have occurred or have been satisfied.

(e)           “Federal Action” means In re Cablevision Systems Corporation Shareholder Derivative Litigation, Master File No. CV-06-4130-DGT-AKT, in the United States District Court for the Eastern District of New York, the Honorable David G. Trager presiding.

(f)            “Federal Plaintiffs” means Patricia L. Fulco, Alvin J. Heffner, Arnold Wandel, Robert S. Bassman, Sima Milgraum, and Plumbers and Pipefitters Local 51 Pension Fund.

(g)           “Insurers” means National Union Fire Insurance Co. of Pittsburgh, Pa. (“National Union”), Hartford Insurance Company, XL Capital, Arch Insurance Company, U.S. Specialty Company, RSUI Indemnity Company, Liberty Mutual Insurance Company, and ACE American Insurance Company.

(h)           “Judgment” means a judgment substantially in the form set forth in paragraph 6.1 below.

(i)            “Litigation” means, collectively, In re Cablevision Systems Corporation Options Backdating Litigation, Index No. 06/012743, in the Supreme Court of the State of New York, County of Nassau, and In re Cablevision Systems Corporation Shareholder

Derivative Litigation, Master File No. CV-06-4130-DGT-AKT, in the United States District Court for the Eastern District of New York.

(j)            “Non-Settling Defendant” means John Bier.

(k)           “Parties” means Plaintiffs, Settling Defendants, Cablevision, and the SLC.

(l)            “Plaintiffs” means the State Plaintiffs and the Federal Plaintiffs.

(m)          “Plaintiffs’ Counsel” means counsel that has appeared for any of the Plaintiffs in the Litigation.

(n)           “Plaintiffs’ Settlement Counsel” means the law firms of Grant & Eisenhofer P.A. and Wolf Haldenstein Adler Freeman and Herz LLP.

(o)           “Released Claims” shall collectively mean (1) any claims unrelated to the Litigation that are released by the Settling Defendants in Exhibit A attached hereto, and (2) all claims, demands, actions, causes of action, rights, liabilities, damages, expenses or attorneys’ fees (except as such right may be preserved pursuant to paragraphs 4.3 and 4.4 below), losses, obligations, judgments, suits, matters, issues, and disputes of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, revealed or concealed, matured or unmatured, that have been, could have been, or in the future could or might be asserted, directly, derivatively or in any other representative capacity, in the Litigation or in any court, tribunal, or proceeding (including, but not limited to, any claims arising under federal or state statute, rule, regulation, or principle of common law relating to breach of any fiduciary duty, negligence or gross negligence, unjust enrichment, breach of contract, fraud, waste of corporate assets, violations of the federal securities laws, or otherwise), which have arisen, arise now, hereafter arise out of, or relate in any manner to any facts, circumstances or events forming the basis of the Litigation, including but not limited to (i) the alleged backdating, misdating or unauthorized issuance of any stock options or SARs; (ii) allegations of insider trading based on any allegedly backdated, misdated or unauthorized stock options or SARs; and (iii) any disclosure obligations of any of the Released Persons in connection with any allegedly backdated, misdated or unauthorized stock options or SARs; provided, however, that Released Claims shall not include (i) any claims that are pending in any lawsuit, other than the Litigation, in which Cablevision is a named party and has received service as of the date of this Stipulation, or (ii) any claims covered by the tolling agreement entered into between Andrew B. Rosengard and Cablevision, dated July 10, 2006 (the “Tolling Agreement”), with the sole exception of Mr. Rosengard’s waiver of certain claims relating to specific option grants as set forth on Exhibit A.  It is the intent of the Parties that no claims may hereafter be brought or prosecuted derivatively on behalf of Cablevision or directly on behalf of Cablevision stockholders that (i) arise from or relate in any manner to the alleged backdating, misdating or unauthorized issuance of any stock options or SARs that formed the basis of the Litigation or (ii) relate to stock options or SARs granted by Cablevision from April 17, 1997 to the date of this Stipulation.

(p)           “Released Persons” means the Settling Defendants, National Union, Cablevision, Cablevision’s Board (including the SLC), and Cablevision’s past or present directors, officers, employees, agents, and representatives, including any of their families, employees, attorneys, accountants, financial advisors, consultants, agents, estates, partners, predecessors, successors, assigns, heirs, and entities in which they have a controlling interest, except that Released Persons shall not include the Non-Settling Defendant.

(q)           “Settlement Class” means all persons who purchased or otherwise acquired or owned the Class A common stock of Cablevision between April 17, 1997 and the date of entry of the Scheduling Order (defined herein at paragraph 5.1), and their successors in interest.

(r)           “Settling Defendants” means Margaret A. Albergo, Raymond S. Andersen, Rand V. Araskog, William J. Bell, John Bickham, Frank J. Biondi, Charles F. Dolan, James L. Dolan, Patrick F. Dolan, Thomas C. Dolan, Charles D. Ferris, Leo J. Hindery, Jr., Richard H. Hochman, Michael P. Huseby, Robert S. Lemle, Sheila A. Mahony, John Malone, Robert P. May, Victor Oristano, Hank J. Ratner, Thomas V. Reifenheiser, Andrew B. Rosengard, Thomas M. Rutledge, John R. Ryan, Joshua Sapan, Jonathan D. Schwartz, Brian G. Sweeney, Vincent Tese, Leonard Tow, and Marianne Dolan Weber, as well as Harvey Benenson and Lyons, Benenson & Company, the estate of Marc A. Lustgarten, and nominal defendant Cablevision.

(s)           “State Plaintiffs” means the Teachers’ Retirement System of Louisiana, NECA-IBEW Pension Trust Fund, Teamsters Local 456 Annuity Fund, Toby Spitz, and Robert Greenbaum.

II.                                     CERTIFICATION OF A SETTLEMENT CLASS

2.1          The State Plaintiffs aver, and solely for the purposes of this Settlement the Settling Defendants do not contest, that the State Action is appropriate for class treatment pursuant to N.Y. C.P.L.R. § 901 (for purposes of settlement) because (a) the Settlement Class is so numerous that joinder of all members, whether otherwise required or permitted, is impracticable; (b) there are questions of law or fact common to the Settlement Class which predominate over any questions affecting only individual members; (c) the claims and defenses of Teachers’ Retirement System of Louisiana, Toby Spitz, and NECA-IBEW Pension Trust Fund

are typical of the claims and defenses of the Settlement Class; (d) Teachers’ Retirement System of Louisiana, Toby Spitz, and NECA-IBEW Pension Trust Fund will fairly and adequately represent and protect the interests of the Settlement Class; and (e) a class action is superior to other available methods for the fair and efficient settlement of the State Action.  On that basis and solely for the purposes of this Settlement, the State Action shall be maintained and proceed as a class action pursuant to N.Y. C.P.L.R. § 901, et seq., by plaintiffs Teachers’ Retirement System of Louisiana, Toby Spitz, and NECA-IBEW Pension Trust Fund on behalf of the Settlement Class.

III.                                 SETTLEMENT CONSIDERATION

3.1          In connection with the Settlement of the Litigation, the Parties agree that Cablevision shall receive cash payments, and certain individuals shall relinquish value and/or waive certain rights, which shall include (a) a cash payment of $10,000,000.00 from National Union and (b) cash payments from and/or the relinquishment of value and/or waiver of specific claims by certain individuals, totaling $24,399,069.88 in value, as set forth in Exhibit A hereto (collectively, the “Settlement Consideration”).  Plaintiffs, the SLC, and Cablevision believe that the aggregate value of the Settlement Consideration is $34,399,069.88 The Settling Defendants agree not to contest that valuation for the purposes of this Settlement.

3.2          Within ten (10) business days after entry of Judgment, National Union and the Settling Defendants shall pay the cash portion of the Settlement Consideration into an escrow account at Wells Fargo Bank, N.A. that is controlled by Cablevision.  When the Judgment becomes Final (as defined in paragraph 8.2 below), the balance of the cash portion of the Settlement Consideration that remains after payment of attorneys’ fees and expenses pursuant to paragraph 9.3 hereof, plus interest earned thereon, shall be paid over to Cablevision.

3.3          If the Judgment does not become Final as set forth in paragraph 8.2, then the cash amounts paid by National Union and the Settling Defendants into the escrow account shall be refunded to National Union and/or the Settling Defendants (or only to those entities or individuals whose cash payments were disallowed or modified), together with accrued interest from the date of payment at the rate paid on the escrow account.  The refund shall be made within ten (10) business days after written notification of such event is sent by counsel for National Union or a Settling Defendant to Cablevision’s counsel.

3.4          The Settling Defendants hereby covenant and agree that they will not seek insurance coverage, reimbursement, contribution, or indemnification for any of the consideration they provide pursuant to paragraph 3.1 from any source, including but not limited to Cablevision, other Settling Defendants, any of the Insurers, or any other Released Person.  Subject to this paragraph 3.4 and notwithstanding any other provision of this Stipulation, nothing herein shall preclude any Settling Defendant from pursuing claims that are not Released Claims.

3.5          Within thirty (30) business days after the Judgment has become Final (defined herein at paragraph 8.2), the Company will adopt the following corporate governance reforms:

(a)           The Company will amend its Compensation Committee charter to require that, to the extent any stock options are awarded, such award will clearly define the exercise price and the grant date of each such option;

(b)           The Company will amend its Compensation Committee charter to reflect that, to the extent any stock options are awarded, the Compensation Committee will (a) set the grant date of a stock option as the date on which the Compensation Committee votes to approve the granting of such stock option and (b) provide prompt notice of the grant of the stock option to the person awarded the stock option, advising the grantee of the material terms of the grant;

(c)           The Company will amend its Compensation Committee charter to require the Secretary of the Company or another appropriate member of the Company’s Legal Department to attend all meetings of the Compensation Committee during which stock option awards are granted;

(d)           The Company will amend its Compensation Committee charter to prohibit any future grants of any stock option awards by Unanimous Written Consent;

(e)           The Company will amend its Compensation Committee charter to require that regular annual grants of equity-based and incentive compensation awards, if any, will be made promptly following the announcement of the Company’s annual financial results.  This amendment will not impact the Company’s ability to make non-annual grants for, among other reasons, to provide compensation to new employees, officers or directors;

(f)            The Company’s Compensation Committee will agree to review the guidelines set forth herein not less frequently than once each year; and

(g)           Cablevision agrees that for a period of three years from the Effective Date, it will cause its outside auditors to communicate to Cablevision’s Audit Committee on an annual basis that the outside auditors, as part of their audit of Cablevision’s financial statements, have complied with applicable professional auditing standards governing auditing of share-based payments with respect to Cablevision’s share-based payments.

IV.                                MUTUAL RELEASES

4.1          Subject to paragraphs 4.3 and 4.4, upon the Effective Date, Plaintiffs, on their own behalf, on behalf of each of their past or present directors, officers, employees, agents, and representatives, including any of their families, employees, attorneys, accountants, financial advisors, consultants, agents, estates, partners, predecessors, successors, assigns, heirs, and entities in which they have a controlling interest, and derivatively on behalf of Cablevision, all members of the Settlement Class, Cablevision, the SLC and each of the Settling Defendants shall be deemed to have, and by operation of the Judgment shall have, fully, finally and forever released, relinquished and discharged all Released Claims against the Released Persons.

4.2          Upon the Effective Date, each of the Settling Defendants, the SLC and Cablevision, on their own behalf and on behalf of each of their past or present directors, officers, employees, agents, and representatives, including any of their families, employees, attorneys, accountants, financial advisors, consultants, agents, estates, partners, predecessors, successors, assigns, heirs, and entities in which they have a controlling interest, shall be deemed to have, and by operation of the Judgment shall have, fully, finally and forever released, relinquished and discharged each and all of the Plaintiffs and the Plaintiffs’ Counsel, and each of their past or present directors, officers, employees, agents, and representatives, including any of their families, employees, attorneys, accountants, financial advisors, consultants, agents, estates, partners, predecessors, successors, assigns, heirs, and entities in which they have a controlling interest, from all claims (including unknown claims) arising out of, relating to, or in connection with the institution, prosecution, settlement, or resolution of the Litigation or the Released Claims.

4.3          These releases shall not be construed to limit or release (a) any claims to enforce the terms of this Stipulation or (b) any claims under paragraph 4.4.

4.4          Nothing in this Stipulation is intended to or will affect the Settling Defendants’ rights, if any, (a) for advancement or indemnification by Cablevision with respect to (i) reasonable legal fees and expenses relating to the Litigation and the Settlement, (ii) the defense of any regulatory or other action, investigation, or proceeding related to the subject matter of the Litigation or (iii) any matter that does not constitute a Released Claim, or (b) to assert claims, including for indemnification and advancement, and defenses relating to (i) any claim by the Non-Settling Defendant against a Settling Defendant that relates in any manner to any facts, circumstances or events forming the basis of the Litigation in any action or proceeding in which the Non-Settling Defendant is asserting a claim against a Settling Defendant or (ii) any matter that does not constitute a Released Claim.

4.5          The releases contemplated by this Stipulation extend to claims that any person granting a release (each, a “Releasing Person”) does not know or suspect to exist in such party’s favor at the time of the release, which, if known by such party, might have affected such party’s decision to enter into the Stipulation and grant this release.  The Releasing Person will be deemed to relinquish, to the extent it is applicable, and to the full extent permitted by law, the provisions, rights, and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

In addition, the Releasing Person will be deemed to relinquish, to the extent they are applicable, and to the full extent permitted by law, the provisions, rights, and benefits of any law of any state or territory of the United States, federal or foreign law, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1542.  The Releasing Person may

hereafter discover facts in addition to or different from those which such party now knows or believes to be true, but it is the intention of the Releasing Person to settle and release any and all claims described in paragraphs 4.1 and 4.2, without regard to the subsequent discovery or existence of such different or additional facts.  The Releasing Person acknowledges that the foregoing waiver was separately bargained for and an essential element of the Settlement of which this release is a part.

V.                                    SUBMISSION & APPLICATION TO THE COURT; STOCKHOLDER NOTICE

5.1          Within five (5) business days of the execution of this Stipulation, Plaintiffs, the SLC, and Cablevision will jointly apply to the Court for an order to be entered substantially in the form attached hereto as Exhibit B (the “Scheduling Order”), which shall include provisions:

(a)           scheduling a hearing (the “Settlement Hearing”) to obtain Court approval of the Settlement, at which time the Court will consider:  (i) whether the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of Cablevision and its stockholders; (ii) whether the Settlement Class should be certified and whether the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of the Settlement Class; (iii) whether the Judgment should be entered dismissing the State Action with prejudice as against the Plaintiffs on behalf of themselves, the Settlement Class and derivatively on behalf of Cablevision, releasing the Released Claims, and enjoining prosecution of any and all Released Claims; (iv) the approval of an award of attorneys’ fees and expenses to Plaintiffs’ Counsel as provided for herein; (v) any objections to the Settlement; and (vi) such other relief as the Court may deem necessary and appropriate;

(b)           directing that a Notice of Settlement of Class and Derivative Actions, Settlement Hearing and Right to Appear, substantially in the form attached hereto as Exhibit C (the “Notice”), be published in Investor’s Business Daily and furnished to the United States Securities and Exchange Commission, along with a copy of the Stipulation, as exhibits to a current report on Form 8-K, and directing that the Form 8-K report and its exhibits be posted on Cablevision’s corporate website through the date of the Settlement Hearing; and

(c)           providing that publication and filing of the Notice substantially in the manner set forth in the Scheduling Order constitutes adequate notice to Cablevision stockholders pursuant to N.Y. Bus. Corp. L. § 626 and N.Y. C.P.L.R. § 908 and other applicable law.

5.2          The Settling Defendants will not oppose the motion called for by paragraph 5.1.

5.3          Cablevision shall bear all costs incurred in connection with the publication and filing of the Notice.

VI.                                ORDER AND FINAL JUDGMENT

6.1          If the Settlement is approved by the Court, Plaintiffs, the SLC, and Cablevision will promptly request that the Court enter an Order and Final Judgment, substantially in the form attached hereto as Exhibit D (the “Judgment”), which, among other things, (a) approves the Settlement as fair, reasonable and adequate to Cablevision, its stockholders and the Settlement Class; (b) certifies the Settlement Class; (c) dismisses the State Action, with prejudice; and (d) upon the Effective Date, permanently enjoins the Plaintiffs, Cablevision, the SLC, the Settlement Class, and the Settling Defendants from asserting any claims that have been released pursuant to paragraphs 4.1 and 4.2.  The Settling Defendants will not oppose that request.

VII.                            DISMISSAL OF THE FEDERAL ACTION

7.1          Upon execution of this Stipulation, co-lead counsel for the Federal Plaintiffs shall sign a Notice of Dismissal in the form attached hereto as Exhibit E (the “Federal Notice of Dismissal”), which (a) dismisses the Federal Action as against the Settling Defendants, with prejudice and without costs to any Party, and (b) vests the Company with the sole and exclusive authority to prosecute, settle, or dismiss any of the claims against the Non-Settling Defendant in the Federal Action.  Counsel for Cablevision will hold the fully executed Federal Notice of Dismissal, which shall not be used in any manner other than as set forth in paragraph 7.2 below.

7.2          Promptly after the Effective Date, counsel for Cablevision shall file the Federal Notice of Dismissal in the Federal Action.

VIII.        CONDITIONS OF SETTLEMENT, EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION

8.1          The Effective Date of the Settlement shall be the date upon which all of the following have occurred:  (a) the Court has entered the Scheduling Order; (b) the Court has entered the Judgment; and (c) the Judgment has become Final, as defined in paragraph 8.2 below.  If any of these conditions are not met, then the Stipulation shall terminate subject to paragraph 8.3, unless Plaintiffs’ Settlement Counsel and Defendants’ counsel mutually agree in writing to proceed with the Settlement.

8.2          Subject to paragraph 9.2 below, the Judgment shall be “Final” upon the later of:  (a) the date of final affirmance on an appeal of the Judgment, the expiration of the time for a petition for or a denial of such writ of review of the Judgment or, if such writ is granted, the date of final affirmance of the Judgment following review pursuant to that grant; (b) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on writ of review to review the Judgment; or (c) if no appeal is filed, the expiration date for the filing of any appeal from the Judgment.

8.3          If the Effective Date does not occur, then the Parties shall be restored to their respective positions in the Litigation as of March 12, 2008.  In such event, the terms and provisions of the Stipulation, except this paragraph 8.3 and paragraphs 3.3, 9.4, 10.1, 10.12 and 10.13 (which shall survive), shall have no further force and effect with respect to the Parties hereto and shall not be used in the Litigation or in any other proceeding for any purpose, and any judgment or order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated nunc pro tunc.

IX.           FEES & EXPENSES

9.1          Upon approval of the Settlement as provided herein, including any modifications thereto made with the consent of the Parties, Plaintiffs intend to submit an application to the Court for an award of $7 million in attorneys’ fees and for reimbursement of actual expenses of no more than $116,000, which will be paid in accordance with paragraph 9.3.  Plaintiffs’ Counsel covenant and agree that they will not seek an award of attorneys’ fees and expenses in excess of these amounts.  The Settling Defendants, the SLC, and Cablevision agree not to oppose such application.  The grant of such award is not a condition to the entry of the Judgment or the approval of the Settlement.

9.2          Any failure by the Court to award the amount of attorneys’ fees and/or expenses requested by Plaintiffs shall not modify, terminate, or cancel this Stipulation or the Settlement contemplated hereby or affect or delay the finality of the Judgment.  Similarly, any appeal from the Judgment that relates solely to the award for attorneys’ fees and expenses to

Plaintiffs’ Counsel shall not modify, terminate, or cancel this Stipulation or the Settlement contemplated hereby or affect or delay the finality of the Judgment.

9.3          The attorneys’ fees and expenses in the amount awarded by the Court shall be transferred by Cablevision from the escrow account identified in paragraph 3.2 to an escrow account at BNY Mellon that is jointly-controlled by Plaintiffs’ Settlement Counsel.  Plaintiffs’ Settlement Counsel shall be solely responsible for the allocation of such fees and expenses among Plaintiffs’ Counsel.  The fees and expenses shall be transferred from Cablevision to the escrow account jointly-controlled by Plaintiffs’ Settlement Counsel in accordance with, and within twelve (12) business days of, the entry by the Court of the Judgment, notwithstanding the existence of any timely-filed objections to the Settlement, or potential for appeal therefrom, but subject to Plaintiffs’ Counsel’s joint and several obligation to make appropriate refunds or repayments, as set forth in paragraph 9.4 below, if and when the Settlement or the award to Plaintiffs’ Counsel of attorneys’ fees and expenses is reversed or modified on appeal.

9.4          If the Judgment does not become Final, or if the award to Plaintiffs’ Counsel of attorneys’ fees and expenses is reversed or modified on appeal, then the award of fees and expenses (or any portion disallowed) shall be refunded to Cablevision, together with accrued interest from the date of payment at the rate paid on the escrow account by BNY Mellon.  The refund shall be made within ten (10) business days after written notification of such event is sent by Cablevision’s counsel to Plaintiffs’ Settlement Counsel.  The Judgment shall specify, or incorporate provisions that specify, that each firm that receives any portion of the award of fees and expenses shall be jointly and severally liable for repayment should the award need to be refunded as set forth herein.  In the event of any legal action with regard to a demand for such a refund, the prevailing party shall be entitled to an award of all reasonable fees and expenses incurred by it in pursuing or defending such action.  Each such Plaintiffs’ Counsel’s law firm, as a condition of receiving a portion of the award of fees and expenses, agrees that the law firm is subject to the jurisdiction of the Court for the purpose of enforcing the Stipulation.

X.                                    MISCELLANEOUS

10.1        The Settlement and this Stipulation, whether or not consummated, and any negotiations, agreements or proceedings relating to the Settlement or this Stipulation (including the exhibits hereto):

(a)           shall not be admissible in any civil, regulatory, or administrative action or other proceeding for any reason, other than an action to enforce the terms hereof; provided, however, that if the Settlement is approved by the Court, the Released Persons and the persons who have been granted releases pursuant to paragraph 4.2 may refer to the Stipulation to effectuate the liability protections (including the releases) granted them hereunder;

(b)           shall not be offered or received against Cablevision or any Settling Defendant as evidence of, or be construed as or deemed to be evidence of, any presumption, concession, or admission by Cablevision or any of the Settling Defendants with respect to (i) the truth of any fact alleged in the Litigation; (ii) the validity of any claim that has been or could have been asserted in the Litigation or in any other or future litigation; (iii) the deficiency of any defense that has been or could have been asserted in the Litigation or in any other or future litigation; or (iv) any liability, negligence, fault, or wrongdoing of Cablevision or the Settling Defendants;

(c)           shall not be offered or received against any Settling Defendant as evidence of a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Settling Defendant;

(d)           shall not be construed against the Settling Defendants as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; and

(e)           shall not be described as, construed as, offered, or received against Plaintiffs, Cablevision, or any Settlement Class members as evidence (i) of any infirmity in the claims asserted by them or on their behalf in the Litigation; (ii) that any defenses asserted by the Settling Defendants have merit; or (iii) that any damages recoverable in the Litigation would not have exceeded the Settlement Consideration.

10.2        This Stipulation and any exhibits hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede any prior agreements, written or oral, except that the Tolling Agreement shall remain in full force and effect to the extent it relates to claims that are not Released Claims.  Nothing in this Stipulation shall or is intended to supersede or modify the Termination Agreement between Robert S. Lemle and Cablevision dated December 17, 2002, or any other written or oral agreements between Robert S. Lemle and Cablevision.

10.3        The Parties agree not to assert in any forum that the Litigation was brought or defended in bad faith or without a reasonable basis.  The Parties agree that the Settlement Consideration and other terms of the Settlement were negotiated at arm’s-length and in good faith, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel.

10.4        This Stipulation requires authorized signatures on behalf of all Parties, in each of the signature lines set forth below, but may be executed in counterparts.  Facsimile signatures shall have the same force and effect as original signatures.  All counsel who execute this Stipulation on behalf of their clients represent and warrant that they have authority to do so on behalf of their respective clients.

10.5        Pending Court approval of the Stipulation, the Parties agree to stay all discovery in the Litigation, and to stay any and all proceedings relating to the Litigation, other than those incident to the Settlement.  The Parties shall agree to extensions of time with respect to pleadings and other court deadlines and filings as are appropriate in the context of this Stipulation.

10.6        This Stipulation may be amended only by a written instrument executed by all Parties or by attorneys authorized to act on their behalf.

10.7        This Stipulation shall be governed by the law of the State of New York.

10.8        This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations among the Parties, and all Parties have contributed substantially and materially to the preparation of this Stipulation.

10.9        The waiver by one Party of any breach of this Stipulation by any other Party shall not be deemed a waiver by any other Party, or a waiver (by the waiving party) of any other prior or subsequent breach of this Stipulation.

10.10      The Section and Paragraph headings used throughout this Stipulation are for convenience only and shall not affect the construction or interpretation of the Stipulation.

10.11      The Parties agree that neither they nor their counsel shall make or cause to be made any statements to the news media concerning the terms of the Settlement, except that (a) Plaintiffs may issue a press release in the form attached as Exhibit F hereto; and (b) the Plaintiffs and their counsel, and the Defendants and their counsel, may respond to any inquiries from the media by providing information that is contained in the Stipulation, the Plaintiffs’ press release, the Company’s press statement and regulatory filings, and/or the Notice, or by referring them to the Amended Consolidated Complaint.  In the event that any Party or Party’s counsel makes statements to the media or responds to inquiries from the media in a manner that is inconsistent with this paragraph, then other Parties or their counsel may do so as well.  Breach of the provisions of this paragraph shall not result in liability for damages; rather, the exclusive remedy for such a breach shall be through a request made to the Court for injunctive relief.

10.12      Except as expressly set forth herein, in entering into this Stipulation no Party has relied on any representations or arguments by any other Party regarding any substantive or procedural issue in the Litigation, and no Party shall be prejudiced if (a) the Settlement is not approved or such approval is reversed on appeal; and (b) a Party was later to take a position regarding any substantive or procedural issue in the Litigation.  In the event that the Settlement is terminated or does not become Final, no Party shall assert that another Party is estopped (whether equitably, judicially, or collaterally) from taking any position regarding any substantive or procedural issue in the Litigation by virtue of anything in the Stipulation, having entered into the Stipulation, or having done anything in connection with or related to the

Settlement.  For the purposes of this paragraph, the definitions of “Party” and “Parties” shall include Settlement Class members.

10.13      Nothing in this Stipulation shall be deemed to be a waiver of any applicable privilege against disclosure, including but not limited to the attorney-client privilege and the attorney work product doctrine, and no Party shall argue that any privilege was waived in connection with the negotiation of the Settlement or this Stipulation.

10.14      The Court shall retain jurisdiction over the implementation and enforcement of this Stipulation.

GRANT & EISENHOFER P.A.
Stuart M. Grant
Megan D. McIntyre
Mary S. Thomas
Chase Manhattan Centre
1201 N. Market Street
Wilmington, DE 19801
Telephone: (302) 622-7000
Fax: (302) 622-7100
Lead Counsel for State Plaintiffs

WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP Gregory Mark Nespole David L. Wales Matthew M. Guiney 270 Madison Avenue New York, NY 10016 Telephone: (212) 545-4600 Co-Lead Counsel for Federal Plaintiffs

SAXENA WHITE P.A.
Maya Saxena
Joseph White
Christopher S. Jones
2424 North Federal Highway, Suite 257
Boca Raton, FL 33431
Telephone: (561) 394-3399
Fax: (561) 394-3382
Co-Lead Counsel for State Plaintiffs

LIEFF, CABRASER, HEIMANN & BERNSTEIN, LLP
Steven E. Fineman
Daniel P. Chiplock
780 Third Ave., 48th Floor
New York, NY 10017
Telephone: (212) 355-9500
Fax: (212) 355-9592
Co-Lead Counsel for Federal Plaintiffs

SCHIFFRIN BARROWAY TOPAZ & KESSLER, LLP
Eric L. Zagar
Robin Winchester
Emanuel Shachmurove
280 King of Prussia Road
Radnor, PA 19087
Telephone: (610) 667-7706
Fax: (610) 667-7056
Co-Lead Counsel for State Plaintiffs

SHAPIRO HABER & URMY LLP
Edward F. Haber
Robert E. Ditzion
Michelle H. Blauner
53 State Street, 37th Floor
Boston, MA 02109
Telephone: (617) 439-3939
Fax: (617) 439-0134
Co-Lead Counsel for State Plaintiffs

SULLIVAN & CROMWELL LLP
Gandolfo V. DiBlasi
Marc De Leeuw
125 Broad Street
New York, NY 10004
Telephone: (212) 558-4000
Fax: (212) 558-3588
Attorneys for Nominal Defendant Cablevision Systems Corporation and Defendants Charles D. Ferris, Thomas V. Reifenheiser, Vice Admiral John R. Ryan USN (Ret.), Vincent Tese, Rand V. Araskog, Frank J. Biondi, Leonard Tow, John Bickham, Michael P. Huseby, Thomas M. Rutledge, Jonathan D. Schwartz, and John Malone

DEBEVOISE & PLIMPTON LLP
John H. Hall
Lorin L. Reisner
Robert H. Chandler
919 Third Avenue
New York, NY 10022
Telephone: (212) 909-6000
Fax: (212) 909-6836
Attorneys for Defendants Charles F. Dolan, James L. Dolan, Marianne Dolan Weber, Patrick F. Dolan, and Brian G. Sweeney

CAHILL GORDON & REINDEL LLP David G. Januszewski David N. Kelley 80 Pine Street New York, NY 10005 Telephone: (212) 701-3000 Attorneys for Defendants Richard H. Hochman and Victor Oristano	COVINGTON & BURLING LLP Alan M. Vinegrad Andrew A. Ruffino David Z. Pinsky 620 Eighth Avenue New York, NY 10018 Telephone: (212) 841-1000 Attorneys for Defendant Robert Lemle

ALLEN & OVERY LLP Patricia M. Hynes Robert Knuts Nathan Reilly 1221 Avenue of the Americas New York, NY 10020 Telephone: (212) 610-6323 Fax: (212) 610-6399 Attorneys for Defendant Sheila A. Mahony	BAKER BOTTS LLP Richard Harper Maureen Reid Seth T. Taube 30 Rockefeller Plaza, 44th Floor New York, NY 10112 Telephone: (212) 408-2500 Fax: (212) 408-2501 Attorneys for Defendant William J. Bell

MILBANK, TWEED, HADLEY AND MCCLOY LLP
Douglas W. Henkin
Daniel M. Perry
1 Chase Manhattan Plaza
New York, NY 10005
Telephone: (212) 530-5083
Fax: (212) 530-5219
Attorneys for Defendant Andrew B. Rosengard

ALSTON & BIRD LLP
Nelson A. Boxer
Tiffany A. Buxton
90 Park Avenue
New York, NY 10016
Telephone: (212) 210-9400
Fax: (212) 210-9444
Attorneys for Special Litigation Committee of Cablevision Systems Corporation

OLSHAN GRUNDMAN FROME ROSENZWEIG
& WOLOSKY LLP
Thomas J. Fleming
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Telephone: (212) 451-2213
Fax: (212) 451-2222
Attorneys for Defendants Harvey L. Benenson and Lyons, Benenson & Co.

AKIN GUMP STRAUSS HAUER FELD LLP Richard B. Zabel John W. Berry Elizabeth Young 590 Madison Avenue New York, NY 10022 Telephone: (212) 872-1000 Fax: (212) 872-1002 Attorneys for Defendant Joshua Sapan

PILLSBURY WINTHROP SHAW PITTMAN LLP Mark R. Hellerer 1540 Broadway New York, NY 10036-4039 Telephone: (212) 858-1000 Fax: (212) 858-1500 Attorneys for Defendant Hank J. Ratner	LAW OFFICES OF STEPHEN L. COHEN Mark D. Marderosian 28 Park Row Chatham, NY 12037 Telephone: (518) 392-3131 Fax: (518) 392-9650 Attorneys for Defendant Thomas C. Dolan

WEIL, GOTSHAL & MANGES LLP Irwin H. Warren Deborah Maher 767 Fifth Avenue New York, NY 10153 Telephone: (212) 310-8000 Fax. (212) 310-8007 Attorneys for Defendant Leo J. Hindery, Jr.	CADWALADER, WICKERSHAM & TAFT LLP Martin L. Seidel One World Financial Center New York, NY 10281 Telephone: (212) 504-5643 Fax: (212) 504-6666 Attorneys for Defendant Robert P. May

ARKIN KAPLAN RICE LLP Howard J. Kaplan Barrett N. Prinz 590 Madison Avenue New York, NY 10022 Telephone: (212) 333-0200 Fax: (212) 333-2350 Attorneys for the Estate of Marc A. Lustgarten

HOWREY LLP
Richard W. Beckler
Fiona A. Philip
Amory Winslow Donelly
1299 Pennsylvania Ave., NW
Washington, DC 20004
Telephone: (202) 783-0800
Fax: (202) 383-6610
Attorneys for Defendant Raymond S. Andersen

KASOWITZ, BENSON, TORRES & FRIEDMAN LLP Mark P. Ressler Michael Hanin 1633 Broadway New York, New York 10019 Telephone: (212) 506-1700 Fax: (212) 506-1800 Attorneys for Defendant Margaret A. Albergo

EXHIBIT A

SCHEDULE 1

1.             Margaret Albergo (“Albergo”) shall provide the settlement consideration set forth below to Cablevision in connection with and subject to the terms of Paragraphs 3.1 and Section IV of the Stipulation.

a.             Albergo shall pay the sum of $429,715 to Cablevision.

b.             The contribution from Albergo constitutes an amount related to options previously exercised.

2

SCHEDULE 2

2.     Ray Andersen (“Andersen”) shall provide the settlement consideration set forth below to Cablevision in connection with and subject to the terms of Paragraphs 3.1 and Section IV of the Stipulation.

a.             Andersen hereby forfeits any and all claims relating to the following options and/or SARs, including but not limited to any claim to the $10 per option special dividend declared by Cablevision on April 7, 2006:

Grant Date	Equity Type	Strike Price	Quantity	Adjusted Grant Date	Adjusted Strike Price
5/29/1998	RMG Tracking	$6.88	6,746	11/12/1998	$11.93
5/31/2000	RMG Tracking	$15.57	27,390	9/25/2000	$16.06

the foregoing representing an agreed-upon value of $662,195.

b.             Andersen hereby forfeits any and all claims regarding the Company’s advancement of any performance retention award (“PRA”) to him and shall pay the $800,000 PRA advanced by Cablevision pursuant to the following repayment schedule:  $50,000 each month, beginning in August 2008 and concluding in November 2009;

c.             Andersen hereby forfeits any and all claims regarding the Company’s obligation to have made, at any time, a performance retention award to him;

d.             Cablevision will not file a Form with any taxing authority reflecting any compensation income to Mr. Andersen with respect to the settlement of this Litigation; and

3

e.             Nothing in this Schedule or the Stipulation shall be or be deemed to be a release of any claims Andersen may have against Cablevision other than the claims relating to the options specified in paragraph 1(a), the payment specified in paragraph 1(b), and the obligation specified in paragraph 1(c) of this Schedule.

4

SCHEDULE 3

1.             William Bell (“Bell”) shall provide the settlement consideration set forth below to Cablevision in connection with and subject to the terms of Paragraphs 3.1 and Section IV of the Stipulation.

a.             Bell shall pay the sum of $421,628 to Cablevision.

b.             The contribution from Bell constitutes an amount related to options previously exercised.

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SCHEDULE 4

1.             Harvey L. Benenson and/or Lyons, Benenson & Co. – collectively, “Benenson” – shall provide the settlement consideration set forth below to Cablevision in connection with and subject to the terms of Paragraphs 3.1 and Section IV of the Stipulation.

a.     Benenson hereby forfeits any and all claims regarding the Company’s obligation to make a severance payment to him in the amount of $1,500,000;

b.     Benenson shall pay the sum of $2,000,000 to Cablevision plus interest at an annual rate of 6 percent from the date Benenson executes this Settlement Stipulation until the date Benenson pays $2,000,000 plus all interest then accrued, due and owing;

c.     Harvey L. Benenson and Sandra C. Benenson – the joint owners of 6 Paumanok Road, Bridgehampton, New York (the “Property”) – shall provide to Cablevision, prior to Court approval of this Settlement Stipulation, a first mortgage and lien on the Property for the amount set forth in paragraphs 1(b) and 1(e), which shall not be filed until the Court approves the Settlement;

d.     Benenson represents, as a material term of this Settlement, that there are no liens, encumbrances or mortgages on the Property and that title to the Property is clear.

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e.               The Company shall conduct a title search and an appraisal of the Property, and obtain title insurance.  Benenson shall be responsible for the cost of such a search and/or appraisal, as well as any additional closing costs, including but not limited to the title insurance, mortgage recording fee and the applicable mortgage tax, said amounts to be paid by Benenson at the time of closing up to $28,000, with any amounts in excess of $28,000 added to the amount due under paragraph 1(b).

f.                 Cablevision shall be added as an additional insured on any insurance policy for the Property and, if mortgage insurance is purchased for the Property, shall be named as an insured;

g.              The payments described in 1(b) and 1(e) must be made before or on June 1, 2011.  If Benenson fails to make the payments described in 1(b) and 1(e) by June 1, 2011, the Company shall foreclose on its mortgage on the Property;

h.              Upon making the payments described in 1(b) and 1(e), Benenson will receive a Form 1099 from Cablevision for the amount of $1,000,000 with respect to a loan obligation between Benenson and the Company;

i.                  Benenson and the Company hereby settle and release any and all claims related to the loan obligation between Benenson and the Company referenced in 1(h).  No sums shall be due from Benenson to the Company with regard to the loan, or any other matter relating to his services provided to, or compensation received from, the Company, except as set forth in this Schedule; the Company shall make no claim against Benenson, except to

7

enforce the terms of this Schedule or to enforce the documents executed pursuant to this Schedule; and Benenson shall make no claim against the Company.  Nothing in this Settlement precludes the Company from asserting any defenses (including affirmative defenses) to any claim(s) brought against the Company or its past or present officers or directors that concern or relate to Benenson or Lyons, Benenson & Co.  Likewise, nothing in this Settlement precludes Benenson from asserting any defenses (including affirmative defenses) to any claim(s) brought against it that concern or relate to the Company or its past or present officers or directors;

j.                  Prior to execution of this Settlement, Benenson shall provide a sworn financial affidavit to the SLC and shall submit to the SLC the income portions of his and his firm’s last three annual federal tax filings (the “Financial Data”).  Benenson’s financial affidavit must also include a representation that Benenson’s and his firm’s insurance policies do not provide coverage for the claims alleged in these litigations and for any payments set forth in this Schedule.  The Financial Data is highly confidential and may not be shown to any person other than the SLC and its counsel; it shall be returned to Benenson upon payment of the amounts due under paragraphs 1(b) and 1(e); and

k.               As security for the amounts due under paragraphs 1(b) and 1(e), Benenson and his firm shall sign Confessions of Judgment consistent with the terms of this Schedule, which shall be held in escrow by Alston & Bird and shall not

8

be entered absent a default hereunder.  The Confessions of Judgment shall be returned to Benenson on payment of the amounts due under paragraphs 1(b) and 1(e), whether by Benenson or in a recovery through foreclosure.

l.                  In the event that Benenson declines to sign the Stipulation of Settlement or the Settlement is not approved by the Court, all documents delivered hereunder shall be returned, with no copies retained.

2.             Harvey L. Benenson and Lyons, Benenson & Co., Inc., hereby warrant that they are not insolvent, and that their payment of the settlement consideration provided for herein will not render them insolvent within the meaning of and/or for the purposes of the United States Bankruptcy Code, including §§ 101 and 547 thereof.  This warranty is made by Harvey L. Benenson and Lyons, Benenson & Co., Inc., and not by their counsel.

9

SCHEDULE 5

1.             Charles F. Dolan (“Mr. Dolan”) shall provide the settlement consideration set forth below to Cablevision in connection with and subject to the terms of Paragraphs 3.1 and Section IV of the Stipulation.

a.             Mr. Dolan shall make a cash contribution of $1,000,000 to Cablevision to facilitate the resolution of this matter.

10

SCHEDULE 6

1.             James L. Dolan (“Mr. Dolan”) shall provide the settlement consideration set forth below to Cablevision in connection with and subject to the terms of Paragraphs 3.1 and Section IV of the Stipulation.

a.             Mr. Dolan shall pay the sum of $366,250 to Cablevision, which constitutes an amount related to options previously exercised; and

b.             Mr. Dolan shall make an additional cash contribution of $1,000,000 to Cablevision to facilitate the resolution of this matter.

11

SCHEDULE 7

1.

Patrick Dolan (“Mr. Dolan”) shall provide the settlement consideration set forth below to Cablevision in connection with and subject to the terms of Paragraphs 3.1 and Section IV of the Stipulation.

a.	Mr. Dolan shall pay the sum of $102,214 to Cablevision, which constitutes an amount related to options previously exercised;

b.

In the event that any taxes are owed by Mr. Dolan with respect to the $102,214 in spread he owes to the Company from his recent exercise of expiring May 29, 1998 options and SARS, it is understood that Mr. Dolan will be given a credit by the Company for taxes owed on the $102,214 in spread upon submission of an appropriate affidavit attesting to the taxes owed; and

c.	Mr. Dolan hereby consents to the re-pricing of the following options and/or SARs, thereby returning to the Company the $10,040 in Spread associated with the options:

Grant Date	Equity Type	Strike Price	Quantity	Adjusted Grant Date	Adjusted Strike Price
5/31/2000	RMG Tracking Options	$15.57	20,244	9/25/2000	$16.06

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SCHEDULE 8

1.             Thomas Dolan (“Mr. Dolan”) shall provide the settlement consideration set forth below to Cablevision in connection with and subject to the terms of Paragraphs 3.1 and Section IV of the Stipulation.

a.             Mr. Dolan shall pay the sum of $156,987 to Cablevision, which constitutes an amount related to options previously exercised.

13

SCHEDULE 9

2.     Richard Hochman (“Hochman”) shall provide the settlement consideration set forth below to Cablevision in connection with and subject to the terms of Paragraph 3.1 and Section IV of the Stipulation.

a.             Hochman hereby forfeits, surrenders and returns to Cablevision his options and restricted stock units itemized below, including but not limited to any claim to the $10 per option special dividend declared by Cablevision on April 7, 2006:

Grant Date	Equity Type	Strike Price	Quantity
6/11/1998	Director Options	$22.89677	2,000
6/17/1999	Director Options	$17.44798	2,977
6/07/2000	Director Options	$16.59345	2,977
6/06/2001	Director Options	$22.50342	4,465
6/05/2002	Director Options	$16.75	5,250
6/05/2002	Director Options	$16.37375	2,679
6/03/2003	Director Options	$21.70	4,000
5/25/2004	Director Options	$20.99	4,000
5/19/2005	Director Options	$15.77	4,000
5/18/2006	Director Options	$19.89	4,000
06/03/03	Restricted Stock Units	n/a	214
06/14/07	Restricted Stock Units	n/a	2,852

the foregoing representing an agreed-upon value of $748,996.

14

SCHEDULE 10

1.             Robert Lemle (“Lemle”) shall provide the settlement consideration set forth below to Cablevision in connection with and subject to the terms of Paragraph 3.1 and Section IV of the Stipulation.

a.             Lemle shall return and pay the sum of $2,549,219 to Cablevision; and

b.             Lemle hereby agrees to relinquish the following options and/or SARs, and any claims related thereto, including but not limited to any claim to the $10 per option special dividend declared by Cablevision on April 7, 2006:

Grant Date	Equity Type	Strike Price	Quantity	Adjusted Grant Date	Adjusted Strike Price
8/2/1999	RMG Tracking	$16.78	89,319	10/1/1999	$17.96
12/4/2000	RMG Tracking	$19.06	77,410	2/15/01	$19.61

The foregoing set forth in (b) above represents an agreed-upon value of approximately $4,576,638, which consists of:

(i)	a claim by Lemle against the Company for $2,035,770 that derives from these options and SARs;

(ii)	the difference between the original strike price and the adjusted strike price, totaling $147,703;

(iii)	the difference between the adjusted strike price and the current share price, totaling $725,868; and

(iv)	the special dividend, totaling $1,667,297.

15

SCHEDULE 11

1.             The Lustgarten Estate shall provide the settlement consideration set forth below to Cablevision in connection with and subject to the terms of Paragraphs 3.1 and Section IV of the Stipulation.

a.             The Lustgarten Estate hereby relinquishes any and all claims relating to the following options and/or SARs and/or restricted shares, including but not limited to any claim to the $10 per option special dividend declared by Cablevision on April 7, 2006 or any restricted shares emanating therefrom:

Grant Date	Equity Type	Strike Price	Quantity	Adjusted Grant Date	Adjusted Strike Price
8/2/1999	RMG Tracking	$16.78	119,093	10/1/1999	$17.96
8/2/1999	Restricted Stock	$0.00	100,000	n/a	n/a

the foregoing representing an agreed-upon value of $4,918,402.

b.             Cablevision will tender and/or release, and the Compensation Committee will ratify and approve all transactions and actions taken with respect to, the following options and/or SARs and/or restricted shares, and any rights associated therewith, including but not limited to the $10 per option special dividend declared by Cablevision on April 7, 2006:

Grant Date	Equity Type	Strike Price	Quantity	Adjusted Grant Date	Adjusted Strike Price
4/14/1999	RMG Tracking	$18.97	155,416	n/a	n/a
4/14/1999	Restricted Stock	$0.00	130,500	n/a	n/a

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c.                                       If there are any changes in the tax laws in 2008 or 2009 and if, upon exercise of the stock options released and delivered pursuant to paragraph (b), the Lustgarten Estate incurs taxes in either 2008 or 2009 that are greater than the tax that it would have incurred had the options been exercised in 2007, then Cablevision shall pay to the Lustgarten Estate the amount by which the 2008 or 2009 tax exceeds what the 2007 tax would have been.

17

SCHEDULE 12

1.             Sheila Mahony (“Mahony”) shall provide the settlement consideration set forth below to Cablevision in connection with and subject to the terms of Paragraphs 3.1 and Section IV of the Stipulation.

a.             Mahony shall pay the sum of $350,403 to Cablevision.

18

SCHEDULE 13

1.             Hank Ratner (“Ratner”) shall provide the settlement consideration set forth below to Cablevision in connection with and subject to the terms of Paragraphs 3.1 and Section IV of the Stipulation.

a.                                       Ratner shall pay the sum of $450,190.88 to Cablevision, which constitutes an amount related to options previously exercised;

b.                                      In the event that any taxes are owed by Ratner with respect to the $20,245 in spread he owes to the Company from his recent exercise of expiring May 29, 1998 options and SARs, it is understood that Ratner will be given a credit by the Company for taxes owed on the $20,245 in spread upon submission of an appropriate affidavit attesting to the taxes owed; and

c.                                       Ratner hereby consents to the re-pricing of the following stock options and/or SARs, thereby returning to the Company the $86,903 in Spread associated with the stock options and/or SARs:

Grant Date	Equity Type	Strike Price	Quantity	Adjusted Grant Date	Adjusted Strike Price
8/2/1999	RMG Tracking Options	$16.78	53,951	10/1/1999	$17.96
5/31/2000	RMG Tracking Options	$15.57	23,818	9/25/2000	$16.06
5/31/2000	RMG Tracking SARs	$15.57	23,818	9/25/2000	$16.06

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SCHEDULE 14

1.             In connection with and subject to the terms of the Stipulation:

a.             Andrew Rosengard (“Rosengard”) relinquishes his claims relating to the following options, including but not limited to any claim to the $10 per option special dividend declared by Cablevision on April 7, 2006:

Grant Date	Equity Type	Strike Price	Quantity	Adjusted Grant Date	Adjusted Strike Price
8/2/1999	RMG Tracking	$16.78	89,319	10/1/1999	$17.96

The SLC has valued the foregoing claim at $1,233,247, and Mr. Rosengard has agreed not to contest that valuation for purposes of this settlement.

b.                                      Cablevision will not file a Form with any taxing authority reflecting any compensation income to Mr. Rosengard with respect to the settlement of this Litigation.

c.                                       Nothing in this Schedule or the Stipulation shall be or be deemed to be a release of any claims Rosengard may have against Cablevision other than claims relating to the options specified in paragraph 1(a) of this Schedule.  Specifically, all claims subject to the Tolling Agreement entered into between Cablevision and Mr. Rosengard dated July 10, 2006 (the “Tolling Agreement”) other than the claims set forth in paragraph 1(a) of this Schedule – that is, claims unrelated to Cablevision options and SARs previously issued to Mr. Rosengard – are specifically preserved subject to the terms of the Tolling Agreement, and the terms

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of the Tolling Agreement otherwise are not and shall not be deemed modified in any way by the Stipulation or this Schedule.

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SCHEDULE 15

1.             Joshua Sapan (“Sapan”) shall provide the settlement consideration set forth below to Cablevision in connection with and subject to the terms of Paragraph 3.1 and Section IV of the Stipulation.

a.             Sapan shall pay the sum of $226,374 to Cablevision.

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SCHEDULE 16

1.             Brian Sweeney (“Mr. Sweeney”) shall provide the settlement consideration set forth below to Cablevision in connection with and subject to the terms of Paragraphs 3.1 and Section IV of the Stipulation.

a.                                       Mr. Sweeney shall pay the sum of $39,084 to Cablevision, which constitutes an amount related to options previously exercised;

b.                                      In the event that any taxes are owed by Mr. Sweeney with respect to the $39,084 in spread he owes to the Company from his recent exercise of expiring May 29, 1998 options and SARS, it is understood that Mr. Sweeney will be given a credit by the Company for taxes owed on the $39,084 in spread upon submission of an appropriate affidavit attesting to the taxes owed; and

c.                                       Mr. Sweeney hereby consents to the re-pricing of the following options and or SARs, thereby returning to the Company the $13,584 in Spread associated with the options:

Grant Date	Equity Type	Strike Price	Quantity	Adjusted Grant Date	Adjusted Strike Price
5/31/2000	RMG Tracking Options	$15.57	27,390	9/25/2000	$16.06

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